                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of Bestway, Inc. on Form S-8 (Registration No. 33-60471) of our report dated October 15, 1998, on our audits of the consolidated financial statements of Bestway, Inc. as of July 31, 1998 and 1997 and for the years ended July 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.




                                        /s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
October 26, 1997